UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

Navitas Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Challenger Street, Torrance, California	90503-1640
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2026, Navitas Semiconductor Corporation (the “Company”) entered into a Settlement, Release and Amendment Agreement (the “Settlement Agreement”), by and between the Company and Live Oak Sponsor Partners II, LLC (“Live Oak Sponsor”). As set forth in that certain Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”), dated as of May 6, 2021, by and among the Company’s predecessor entity (then named Live Oak Acquisition Corp. II), Live Oak Merger Sub Inc. and Navitas Semiconductor Limited, including as domesticated in the State of Delaware as Navitas Semiconductor Ireland, LLC (“Legacy Navitas”), the former stockholders of Legacy Navitas and certain persons set forth in the Business Combination Agreement have the contingent right to receive up to a total of 10,000,000 shares (the “Earnout Shares”) of the Company’s Class A common stock, par value of $0.0001 per share, from the Company if the Company’s stock price achieves certain price targets before October 19, 2026. The Company and Live Oak Sponsor are also parties to that certain Sponsor Letter Agreement Re: Business Combination, dated May 6, 2021 (as amended to date, the “Letter Agreement”), which, among other things, sets forth certain agreements between the Company and Live Oak Sponsor with respect to the vesting, forfeiture and transfer of Earnout Shares issuable to Live Oak Sponsor by the Company under certain conditions (the “Sponsor Earnout Shares”).

As set forth in the Settlement Agreement, each of the Company and Live Oak Sponsor agreed that the Company would effectuate the transfer of 726,225 Sponsor Earnout Shares (the “Earnout Agreement Shares”) to Live Oak Sponsor such that these Sponsor Earnout Shares are no longer subject to vesting or forfeiture, or prohibitions on Transfer (as defined in the Letter Agreement) by Live Oak Sponsor. The Earnout Agreement Shares are in addition to the transfer of 421,000 Sponsor Earnout Shares that the Company and Live Oak Sponsor previously agreed had been earned by Live Oak Sponsor pursuant to the Letter Agreement prior to the execution of the Settlement Agreement. Pursuant to the Settlement Agreement, Live Oak Sponsor forfeited 115,775 Sponsor Earnout Shares.

Under the Settlement Agreement, the Company and Live Oak Sponsor each agreed to (i) a general release of claims, including the claims of their respective predecessors, successors, affiliates, and assigns, with respect to any disputes arising from or related to the Letter Agreement and (ii) certain confidentiality and non-disparagement provisions as set forth in the Settlement Agreement. Live Oak Sponsor further agreed to indemnify, defend, and hold harmless the Company, its predecessors, successors, affiliates, and assigns against any claims brought, initiated or commenced by any direct or indirect equityholders of Live Oak Sponsor arising out of, relating to, or resulting from any claims released by Live Oak Sponsor under the Settlement Agreement.

The foregoing description of the terms of the Settlement Agreement is qualified in its entirety to the actual text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Settlement, Release and Amendment Agreement, dated May 18, 2026, by and between Navitas Semiconductor Corporation and Live Oak Sponsor Partners II, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION
Dated: May 22, 2026
	By:	/s/ Chris Allexandre
Chris Allexandre
President and Chief Executive Officer